UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 8, 2017

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01	Regulation FD Disclosure.

On May 1, 2017, Expedia, Inc. (the “Company”) filed a Notice of Annual Meeting of Stockholders (the “Meeting Notice”) and a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission in connection with the Company’s solicitation of proxies for the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). As disclosed in the Meeting Notice and the Proxy Statement, the 2017 Annual Meeting will be a virtual meeting for its stockholders conducted via live audiocast.

The 2017 Annual Meeting will begin at 9:30 a.m. Eastern Time on Tuesday, June 13, 2017, or at any adjournments or postponements thereof. Stockholders and non-stockholders may access the 2017 Annual Meeting at expe.onlineshareholdermeeting.com. Only stockholders of record at the close of business on April 17, 2017 will be entitled to submit questions and to vote at the 2017 Annual Meeting, and questions may be submitted beginning at 9:00 a.m. Eastern Time on the day of the meeting. Non-stockholder guests may join the meeting in listen-only mode, but will not be entitled to submit questions or to vote. An audio replay of the 2017 Annual Meeting will be available in the Events and Presentations section on the Investors section of the Company’s corporate website at http://ir.expediainc.com for at least three months following the meeting.

The Company is furnishing the information in this Item 7.01 to comply with Regulation FD. The information contained in this Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Date: June 8, 2017